22
October 27, 1997



VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

RE:  Cucos Inc. - Commission File No. 0-12701

Gentlemen:

On behalf of Cucos Inc. (the "Company") there follows herewith for filing the Company's definitive Proxy Statement and Form of Proxy relating to the 1997 Annual Meeting of Shareholders. This material will be mailed to the Company's shareholders on or about November 10, 1997

The Company's 1997 Annual Report to Shareholders, which is being sent to shareholders with the definitive proxy materials, was transmitted to the Commission on October 27, 1997, as Exhibit 13 to the Proxy Statement for its fiscal year ended June 29, 1997. The Annual Report is not to be treated as "soliciting material." The financial statements enclosed in the Annual Report do not reflect a change from the preceding year in accounting principles or practices.

Very truly yours,



Vincent J. Liuzza, Jr.
Chairman and Chief Financial Officer


(logo)


Cucos Inc.
110 Veterans Blvd.
Suite 222
Metairie, LA 70005
(504) 835-0306


                                          October 27, 1997

Dear Shareholder:

     The Annual Meeting of Shareholders will be held in the Cucos
Border Cafe, 3000 Veterans Boulevard, Metairie, Louisiana, at
3:00 p.m. on December 11, 1997.  The purposes of the Annual
Meeting are set forth in the accompanying Notice and Proxy
Statement.

     The 1997 Annual Report to Shareholders, which is enclosed, contains financial and other information concerning the Company and its business for the fiscal year ended June 29, 1997. The
Annual Report is not to be considered part of the proxy solicitation materials.

     We cordially invite you to attend the Annual Meeting. If you cannot attend, please complete and return the enclosed Proxy so that your vote can be recorded.

                              Cordially,



                              Vincent J. Liuzza, Jr.
                              Chairman of the Board and
                              Chief Executive Officer


                          (CUCOS LOGO)


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  To Be Held December 11, 1997


To the Shareholders:

      The  Annual Meeting of the Shareholders of Cucos Inc.  (the
"Company")  will  be  held in Cucos Border  Cafe,  3000  Veterans
Boulevard,  Metairie,  Louisiana, at 3:00 p.m.  (local  time)  on
December 11, 1997, for the purposes:

     (1)  To elect a Board of Directors for the ensuing year;

     (2) To consider and act upon a proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 28, 1998; and

    (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The business to be transacted at the Annual Meeting is more fully described in the accompanying Proxy Statement, to which reference is hereby made.

      The Board of Directors has fixed the close of business on October 9, 1997, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

                              BY ORDER OF THE
                              BOARD OF DIRECTORS:

                              Thomas J. Grace, Secretary



Dated:  October 27, 1997


                         PROXY STATEMENT


General

      The accompanying Proxy is solicited by and on behalf of the Board of Directors of Cucos Inc. (the "Company"), 110 Veterans Boulevard, Suite 222, Metairie, Louisiana 70005, in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held December 11, 1997, and any adjournments of that meeting. Execution of the Proxy will not in any way affect a shareholder's right to attend the Annual Meeting and, upon revocation of the Proxy, to vote in person. Proxies may be revoked at any time before they are voted by filing with the Secretary a written notice of revocation or a duly executed Proxy bearing a later date. Unless they are revoked, Proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the Annual Meeting as specified by the shareholder in the Proxy or, if no specifications are made in the Proxy, then FOR the election as directors of the nominees listed in the enclosed Proxy, and FOR the proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 28, 1998.

     These materials are being mailed to shareholders on or about Novemer 10, 1997. The cost of soliciting Proxies is being paid by the Company. The Company's 1997 Annual Report to Shareholders for the fiscal year ended June 29, 1997 ("Fiscal 1997") accompanies this Proxy Statement, but is not considered a part of the proxy solicitation materials.

Capital Stock

      The  authorized  capital stock of the Company  consists  of
1,000,000 shares of preferred stock, no par value, of which no shares have been issued, and 20,000,000 shares of Common Stock, no par value, of which 2,113,747 shares were issued and outstanding as of October 22, 1997, the record date for the Annual Meeting. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. Each such shareholder is entitled to one vote for each share of Common Stock held at that date. Proxies marked as abstaining and proxies containing broker non-votes on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Beneficial Ownership

      The following table sets forth information, as of August 5, 1997, concerning (a) the only shareholders known by the Company to own beneficially more than 5% of the Common Stock of the Company, which is the only class of voting securities outstanding, (b) each of the executive officers named in the Summary Compensation table and (c) the beneficial ownership of Common Stock by all directors and officers of the Company as a group.

Beneficial Owner(s)                         Amount Beneficially     Percent of
and Address                                     Owned (1)           Class (1)
Vincent J. Liuzza, Jr. (2)(3)                  477,100 shares         19.8%
Mr. & Mrs. Gerald E. Siefken (4)               224,000 shares          9.3%
Raymond D. Schoenbaum (5)                      210,500 shares          8.7%
Robert J. Monroe (6)                           191,730 shares          8.0%
Elie V. Khoury (2)(7)                           25,700 shares          1.0%
All directors and officers as
a group (8 persons) (9)                        737,224 shares         30.6%

(1) Unless otherwise noted, the shares are owned of record by the beneficial owners shown with sole voting and investment power, except for the community property interest, if any, of the shareholder's spouse. The table includes shares which are subject to stock options exercisable within 60 days of August 5, 1997.

(2)  Address:  110 Veterans Blvd., Suite 222, Metairie, Louisiana
     70005.

(3) Includes 60,000 shares subject to options exercisable by Mr. Vincent Liuzza, Jr. and 25,000 shares subject to options exercisable by Mr. Liuzza's wife, Glenda T. Liuzza, as to which she possesses sole voting and investment power. Mr. Liuzza, Jr. disclaims any beneficial ownership of shares issuable pursuant to Mrs. Liuzza's options.

(4) Address: 40 Killdeer Street, New Orleans, Louisiana 70124. Includes 1,000 shares owned of record by Mr. Siefken as to which he exercises sole voting and investment power, 67,600 shares owned of record by Mrs. Siefken, as to which she exercises sole voting and investment power, 15,000 shares owned of record by a trust for the benefit of Mr. Siefken's daughter, as to which he exercises sole voting and investment power in his capacity as trustee of the trust, and 74,000 shares owned of record by Mr. & Mrs. Siefken jointly with shared voting and investment power. Mr. Siefken is also the beneficial owner of 66,400 shares which he holds as custodian for four of his children as to which he exercises sole voting and investment power. Mr. Siefken disclaims any beneficial interest in the shares owned of record by his wife. The above information is based upon filings made by Mr. & Mrs. Siefken with the Securities and Exchange Commission.

(5) Address: 1480 Terrell Mill Road, Suite 1100, Marietta, Georgia 30067-6050. Mr. Schoenbaum's actual percentage ownership is 9.96%. His ownership includes 180,500 shares as to which he exercises sole voting and investment power, 10,000 shares beneficially owned as custodian for the accounts of Brian D. Schoenbaum and Marc S. Schoenbaum (his children) and 20,000 shares indirectly beneficially owned by Mr. Schoenbaum as controlling shareholder, Director, Chairman and Secretary of Innovative Restaurant Concepts. Mr. Schoenbaum disclaims beneficial ownership of all 20,000 shares of Cucos Common Stock held of record by Innovative Restaurant Concepts. The above information is based upon filings made by Mr. Schoenbaum with the Securities and Exchange Commission.

(6) Address: 228 St. Charles Avenue, Suite 1402, New Orleans, Louisiana 70130. Includes 191,730 shares that are beneficially owned by Mr. Robert J. Monroe as Executor of the Estate of J. Edgar Monroe as to which he has sole voting and investment power. The information about the Estate's ownership is based on a written confirmation made by Mr. Monroe on behalf of the Estate of J. Edgar Monroe.

(7)  Includes 25,000 shares subject to options exercisable by Mr.
     Khoury.

(8)  Includes 218,300 shares subject to options.

(9) The table excludes shares issuable on the conversion of certain convertible debentures. These debentures are not convertible until the earlier of five years from the date of purchase or certain other events. See "Certain Relationships and Related Transactions".

     Vincent J. Liuzza, Jr., the Succession of Vincent J. Liuzza, Sr., and David M. Liuzza have pledged an aggregate of 193,384 additional shares of Common Stock of the Company owned by them individually to secure loans extended to L.B.G., Inc. (formerly known as Sizzler Family Steak Houses of Southern Louisiana, Inc.) ("L.B.G"), an affiliate of the Company, for general business purposes. Under the terms of each of the notes evidencing the loans, the lenders may foreclose on its pledge if L.B.G. fails to make timely payments on the loans.



                               I.

                      ELECTION OF DIRECTORS

Nominees for Director

      A total of seven directors are to be elected at the Annual Meeting. Management proposes the election as directors of the seven nominees listed below, each to serve as a director until the next Annual Meeting or until his successor is elected and has qualified. In the absence of direction from the shareholder, proxies in the enclosed form will be voted FOR the election as directors of the seven nominees listed below or substituted nominees who may be named by the Board of Directors to replace any of the seven nominees who become unavailable to serve for any reason. (No such unavailability is presently known to management.) In no event, however, will the proxies be voted for more than seven persons. There are no arrangements or understandings relating to any person's election or prospective election as a director of the Company.

     Under the Company's By-Laws, no nominee listed below will be elected as a director unless each such nominee receives the affirmative vote of a majority of the shares represented (in person or by proxy) at the Annual Meeting. If more nominees than the number of directors to be elected receive a majority vote, then those nominees, up to seven persons, receiving the highest number of votes shall be elected.

      The following table lists the nominees for director and shows, as of August 5, 1997, the beneficial ownership of Common Stock of the Company be each of them. Information concerning the principal occupations of the nominees for director, and other directorships which they hold in certain public companies, is set forth in the text following the notes to the table.

                                Director       Shares Beneficially    Percent of
Nominees for Director   Age       Since             Owned(1)         Class (1)

Frank J. Ferrara, Jr.   44        Dec. 1995        15,000 (4)            .7%
Thomas J. Grace         56        Oct. 1983        56,003               2.5%
Elie V. Khoury          37       Sept. 1996        25,700 (4)           1.0%
David M. Liuzza         50        Jan. 1995        60,071               2.7%
Vincent J. Liuzza, Jr.  56        Mar. 1981       477,100 (2)          19.8%
Sidney C. Pulitzer      63        Oct. 1983        27,200               1.2%
Miguel Uria             59        Dec. 1983        82,650 (3)           3.7%
______________

(1) The shares are owned of record by the beneficial owners shown with sole voting and investment authority, except as set forth in the notes below and except for the community property interest, if any, of the shareholder's spouse. The table includes currently exercisable options to purchase 31,500 shares which are held by Mr. Grace and exercisable options to purchase 25,000 shares which are held by Mr. Khoury.

(2) Includes 60,000 shares subject to options exercisable by Mr. Liuzza, Jr., and 25,000 shares subject to options which are exercisable by Mr. Liuzza's wife, Glenda T. Liuzza, as to which she exercises sole voting and investment power. Mr. Liuzza, Jr., disclaims any beneficial ownership of shares issuable pursuant to Mrs. Liuzza's options.

(3) Of these shares, 56,250 shares are owned of record by the Miguel Uria Self Directed IRA. Mr. Uria exercises sole voting and investment power over these shares.

(4) The table excludes shares issuable on the conversion of certain convertible debentures. These debentures are not convertible until the earlier of five years from the date of purchase or certain other events. See "Certain Relationships and Related Transactions".

Principal Occupations and Certain Directorships

      The following paragraphs identify the principal occupations of the nominees for director. Except as otherwise indicated, each nominee has served for at least five years in the position shown. Information is also given as to directorships held by such persons in other companies which are publicly held and are subject to certain requirements for filing reports with the Securities and Exchange Commission.

      Since 1982, Mr. Ferrara has served as managing partner of Ferrara & Ferrara, a law firm located in Baton Rouge, Louisiana.

      Mr. Grace has been Secretary of the Company since 1983 and has been General Counsel of the Company since 1992. Mr. Grace also served as City Attorney for the City of Harahan, from 1988 to January, 1992, and was an instructor of Law at Loyola University Law School in New Orleans, Louisiana, from August, 1990, to May, 1991. Mr. Grace was a partner in the law firm of Courtenay, Forstall, Grace & Hebert, New Orleans, Louisiana, from 1972 to May, 1989. Mr. Grace is a mediator with the firm of United States Arbitration & Mediation, Gulf South, Inc. in Metairie, Louisiana.

      Mr. Khoury is President of the Company and has served in that capacity since July 1996. Prior to that from December, 1995, to June, 1996, he served as Executive Vice President and from June, 1990, through December, 1995, as Vice President of Operations. Mr. Khoury is also President of Restaurant Investments of Jackson, Inc. and Mexican Restaurant Management, Inc., franchisees of the Company. See description of the Hattiesburg and Jackson transactions under "Certain Relationships and Related Transactions".

     Mr. David M. Liuzza is a founder of the Company and has been a Director since January, 1995. For the last five years, Mr. Liuzza has served as President or in other positions for L.B.G., Inc., an affiliate of the Company formerly known as Sizzler Family Steak Houses of Southern Louisiana, Inc. and as President of LaMexiCo, L.L.C., a franchisee of the Company, since 1994. Mr. Liuzza is the brother of Vincent J. Liuzza, Jr. See "Certain Relationships and Related Transactions."

      Mr. Vincent J. Liuzza, Jr., Chief Executive Officer of the Company, has also been Chairman of the Board of Directors of the Company since its inception in 1981 and was President from inception until July, 1996. Mr. Liuzza is also a founder of L.B.G., Inc., an affiliate of the Company, and has served as its Chairman or in other positions since 1969. See "Certain Relationships and Related Transactions."

      Since 1984, Mr. Pulitzer has been Chairman of the Board of Wemco Inc., New Orleans, Louisiana, a manufacturer of men's neckwear and sportswear, after serving for more than five years as its President. During the past two years, he has also served as President and then as Chairman of the World Trade Center in New Orleans, Louisiana, and as a Director of North Star Insurance.

      Mr. Uria has been President of ORO Financial, a registered broker/dealer in New Orleans, Louisiana, since January, 1988.

Committees of the Board of Directors

       The Company's Board of Directors has three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. The Board of Directors does not have a nominating committee.

      The  Executive Committee (presently consisting  of  Messrs.
Grace, David M. Liuzza, Elie V. Khoury and Vincent J. Liuzza, Jr.,) meets during the intervals between meetings of the Board of Directors on call of the Chairman of the Board and has all the authority of the Board, subject to limitations imposed by law, the By-Laws or the Board of Directors. Its minutes are reviewed by the Board of Directors.

       The Audit Committee (presently consisting of Messrs. Pulitzer, Ferrara and Vincent J. Liuzza, Jr.) recommends the appointment of the independent public accountants for the Company, reviews the scope of audits proposed by the auditors, reviews the financial statements and periodically consults with the independent public auditors on matters relating to internal accounting controls and procedures.

      The Compensation Committee (presently consisting of Messrs. Pulitzer, Uria, Ferrara and Vincent J. Liuzza, Jr.) reviews and approves the compensation of employees above a certain salary level, reviews management proposals relating to incentive compensation plans, and reviews and recommends directors' compensation.

      During Fiscal 1997, the Board of Directors met six times; the Executive Committee met two times; the Compensation Committee met one time; and the Audit Committee met one time. All incumbent directors attended 75% or more of the aggregate of (1) the total meetings of the Board during the period he was a director and (2) the total meetings of committees of the Board of which each was a member.

Executive Officers of the Company

      The following table lists certain information about those executive officers of the Company who are not directors of the Company. In addition to the persons listed below, Mr. Vincent J. Liuzza, the Chairman of the Board of Directors of the Company, serves as the Chief Executive Officer of the Company, Thomas J. Grace, a director of the Company, serves as Secretary and General Counsel, and Mr. Elie Khoury serves as President of the Company. Information concerning Messrs. Liuzza, Jr., Khoury, and Grace is set forth under the captions "ELECTION OF DIRECTORS - Nominees for Director," and 'ELECTION OF DIRECTORS - Principal Occupation and Certain Directorships." Information concerning the business experience of each executive officer named in the table below follows the table.

Name                 Age   Officer                  Officer Since
Glenda T. Liuzza     55    Vice President-          June 1985
                           Concept Development

      Mrs. Liuzza has been Vice President Concept Development of the Company since June 1996, and was previously Vice President
Marketing/Concept Development since June 1985.

     All executive officers serve at the pleasure of the Board of Directors. Vincent J. Liuzza, Jr., and Glenda T. Liuzza are husband and wife.


                               II.

                      INDEPENDENT AUDITORS

      Ernst & Young LLP, Certified Public Accountants, New Orleans, Louisiana, were the independent auditors for the Company during Fiscal 1997. A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the Annual Meeting and will be available to respond to any appropriate questions.

      The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 28, 1998. Shareholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board of Directors has chosen to submit it to the shareholders for their approval and ratification. The affirmative vote of a majority of the shares represented (in person or by Proxy) at the Annual Meeting is required to approve and ratify this selection. If this selection is not approved and ratified, the Board of Directors intends to reconsider its selection of Ernst & Young. The proxy holders named in the accompany Proxy will vote FOR this proposal unless otherwise directed in the Proxy.


                          OTHER MATTERS

      As of the date of this Proxy Statement, the Company's management knows of no matters likely to be brought before the Annual Meeting other than those set forth in the Notice of the Meeting. If other matters properly come before the Annual Meeting, each Proxy will be voted in accordance with the discretion of the proxy holders named therein.


                     ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

     L.B.G., Inc. ("L.B.G.") is a management company owned by (i) Vincent J. Liuzza, Jr., the Chairman, a principal shareholder and a director of the Company and a nominee for re-election as such, and (ii) David M. Liuzza, a former officer of the Company, a director of the Company and a nominee for election as such.

     At June 29, 1997, L.B.G. owed the Company $258,000 for food, restaurant supplies, rent and services provided in previous years. The largest amount of indebtedness outstanding from L.B.G. to the Company during Fiscal 1997 was $258,000 on June 29, 1997. Subsequent to year end, $179,000 was repaid. The remaining balance of $78,000 was converted to an unsecured note which bears interest at prime plus 2% and is due in monthly installments of $1,314.

      The Company owns a 26.6% interest in LaMexiCo, L.L.C. ("LaMexiCo"), a Louisiana limited liability company that operates a franchised Cucos restaurant at 3000 Veterans Boulevard in Metairie, Louisiana. The Company also manages the restaurant for LaMexiCo and receives 4.0% of net sales plus out-of-pocket expenses as compensation. The restaurant opened under the development rights previously owned by L.B.G. which owns 21% of LaMexiCo. Mr. Thomas J. Grace (a director, the Secretary and the General Counsel of the Company), Mrs. Vincent J. Liuzza, Sr. (a part owner of L.B.G.), Mr. Miguel Uria (a director of the
Company), Mr. Elie V. Khoury (a director and President of the Company), and certain unaffiliated investors own the balance of LaMexiCo. The Company received $54,000 in royalties and $80,000 in management fee revenue from LaMexiCo during Fiscal 1997. At June 29, 1997, LaMexiCo owed the Company $17,000, which is paid current, for management fees, royalties and other expenses.

      The Company leases land, building and improvements on which a Company-owned restaurant in New Orleans, Louisiana, is located from Sidney C. Pulitzer, a director of the Company and a nominee for re-election as such. The lease has a primary term of fifteen years which expires on October 31, 2000, and contains an option to renew for an additional fifteen-year period. The Company paid $122,000 in rent to Mr. Pulitzer during Fiscal 1997.

      The Company has entered into several agreements with Brothers Video, Inc. pursuant to which Brothers Video supplies video poker machines in nine Cucos restaurants located in Louisiana. The term of an agreement is 5 years. The Company has the option to renew each contract for two additional years.
Under the agreements, the Company shares in the gross device revenues less state licensing fees and receives 65% of the net receipts during the first two years of the term and 70% thereafter. Vincent J. Liuzza, Jr., the Chairman, Chief Executive Officer and a director of the Company, is the sole stockholder of Brothers Video. At June 29, 1997, the Company had a receivable from Brothers Video of $36,000, which is paid current, for video poker revenues earned. The Company's share of video poker revenues earned was 2.6% of sales of food and beverages in fiscal year 1997.

      Mr. Khoury serves as President of Mexican Restaurant Management, Inc., a corporation which purchased all of the outstanding stock of Restaurant Investments of Hattiesburg, Inc., a corporation operating a franchised Cucos restaurant in Hattiesburg, Mississippi. Mr. Khoury is voting trustee under a Voting Trust, for all of the stock of Restaurant Investments of Hattiesburg, Inc. Mexican Restaurant Management, Inc. is owned by Mr. Khoury, Mr. Frank Ferrara, and an independent third party, who has also guaranteed the obligation of Restaurant Investments of Hattiesburg, Inc., to the Company. Subsequent to the purchase of Restaurants Investments of Hattiesburg, Inc. by Mexican Restaurant Management, Inc. Mr. Ferrara became a member of the board of directors of the Company. As an incentive, the Company and Restaurant Investments of Hattiesburg, Inc. entered into a Royalty Incentive Program. The Royalty Incentive Program is based on quantitative measures, that, once achieved, is intended to result in an operationally sound and stable restaurant as well as provide the franchisee with a further incentive to spend advertising dollars. The franchisee has paid or will pay royalties in an amount of $1,200 per month from July, 1996, through December, 1996, and $1,500 per ending December, 1997, if these incentives are achieved. The Royalty Incentive Program expires December 31, 1997. At June 29, 1997, Restaurant
Investments of Hattiesburg, Inc. owed the Company $200 in royalties and miscellaneous receivables and paid royalties of $11,000 in 1997.

       Mr. Khoury also serves as President of Restaurant Investments of Jackson, Inc. which operates a franchised restaurant in Jackson, Mississippi. The Company has awarded Development Rights to obtain up to (2) Licenses to Restaurant Investment of Jackson, Inc. for Dothin, Hinds, Rankin and Madison Counties, Mississippi. In consideration for the development rights, Licensee shall pay no development fee for the first restaurant and $15,000 for the second restaurant which will be paid upon the opening of that restaurant. Also, the Company has granted a license to Restaurants Investments of Jackson, Inc. to operate a restaurant at 1270 E. County Line Road in Ridgeland, Mississippi, which opened May 9, 1996. The license fee was for all out-of-pocket expenses. The royalty agreement under the License calls for no royalties for the first six months of operation. Royalties for months 7 - 18 will be 1.0% of net sales; for months 19 - 30, royalties will be 2.0%; for months 31
- 42, royalties will be 3.0%; and for months 43 and thereafter, royalties will be 4.0%. Mr. Khoury, Mr. Ferrara and an independent third party each own one-third of the outstanding stock of Restaurant Investments of Jackson, Inc. At June 29, 1997, Restaurant Investments of Jackson, Inc. owed the Company $2,000 for royalties and miscellaneous receivables and paid royalties of $1,000 in 1997.

      The Company sold its Zero-Coupon Convertible Secured Notes due June 30, 2015, in the aggregate principal amount of $500,000 (the "Notes") to three individuals including Mr. Elie Khoury, President of the Company, who purchased $87,500 principal amount of the Notes for $87,500, and Mr. Frank Ferrara, Director of the Company who purchased $206,250 principal amount for $206,250. On February 24, 1997, Mr. Elie Khoury purchased $56,250 of Notes and Mr. Frank Ferrara purchased $150,000 of Notes from the other individual. The Notes are convertible into shares of the Company's Common Stock at a conversion price of $0.947 per share of Common Stock (527,983 shares), subject to adjustments under antidilution provisions; provided that the conversion privileges cannot be exercised unless (1) shares to be received upon conversion are to be immediately resold in the open marketplace,
(2) five years have passed from the date of issuance of the Notes or (3) certain conditions relating to the sale or control of the Company have occurred. The notes are secured by the assignment of one of the Company's restaurant leases and a lien on the Company's tangible personal property located at that restaurant.

     Also, the Company granted Mr. Khoury and Mr. Ferrara and the other individual who purchased the Notes, development rights to obtain five licenses to use the Company's unique restaurant system at specific locations within the States of Louisiana and Mississippi to be designated in separate license agreements at a development fee of $15,000 per restaurant. $500 ($100 per license) of this development fee was paid on July 28, 1995, and $14,900 will be payable upon the execution of each license agreement. No restaurant has been opened under the agreement.

      During 1997, Mr. Elie V. Khoury, President, and Mr. Vincent
J. Liuzza, Jr., Chief Executive Officer, made a series of unsecured advances, due on demand, to the Company which had a high balance of $90,000 and a balance outstanding of $30,500 at June 29, 1997. Mr. Khoury's advances totaled $138,500 of which $128,000 has been repaid. Mr. Liuzza's advances totaled $40,000 of which $20,000 has been repaid.

      As described above, the Company believes that the terms of the transactions described above are all on terms that are not less favorable to the Company than those that could be negotiated with an independent third party.

Executive Compensation

      The following table shows cash compensation for services rendered in all capacities to the Company during the fiscal years June 30, 1996, and June 29, 1997, for the Chief Executive Officer and for the only other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 29, 1997.

                                                                     Long Term Compensation
                                     Annual Compensation           Awards               Payouts
                                                        Other
                                                         Com-    Restricted                        All Other
Name and Principal   Fiscal                             pensa-      Stock     Options/    LTIP     Compensa-
Position              Year     Salary (1)     Bonus    tion(2)     Awards       SARS    Payouts     tion(3)

Vincent J. Liuzza,    1997    $180,354       -            -           -          -         -         $5,898
Jr., Chief            1996    $140,000       $645         -           -          -         -         $3,156
Executive Officer     1995    $156,000       -            -           -          -         -         $5,289

Elie V. Khoury,       1997    $151,218       $7,781       -           -          -         -         $1,296
President             1996    $85,000        $50,881      -           -          -         -         $1,194
                      1995    $85,000        $42,005      -           -          -         -         $1,344

_____________

(1) Includes amounts deferred under a retirement plan maintained under the provisions of Section 401(k) of the Internal Revenue Code in which employees of the Company are eligible to participate. Does not include matching contributions made by the Company, all of which are set forth in the column "All Other Compensation".

(2) The Company provides certain employees, including executive officers, with automobiles and provides complimentary meals to executive officers and directors. The value of these benefits is not included in the amounts reported in the table. The Company has determined that perquisites and other personal benefits with respect to any individual named in the preceding table would in no event have exceeded 10% of the compensation reported in such table for such person.

(3) Amounts set forth (A) matching contributions made under the retirement plan referenced in footnote (1) to this table as follows: Mr. Liuzza - $544 - 1997, $319 - 1996, $1,108 -
     1995;  Mr. Khoury - $836 - 1997, $561 - 1996, $977  -  1995;
     and (B) the dollar value of term life and disability insurance premiums paid by the Company as follows: Mr.
     Liuzza  -  $5,354 - 1997, $2,838 - 1996, $4,181 - 1995;  Mr.
     Khoury - $460 - 1997, $634 - 1996, $367 - 1995.

Stock Option Grants During Fiscal 1997

     During Fiscal 1997 the Board of Directors approved a plan to permit all option holders who held options granted under the 1983 Stock Option Plan to convert those options to options issued under the 1993 Stock Option Plan. All option holders exercised their right to convert the 1983 options. The following table list the options converted by executive officers:

                                                  Market Price                            Length of Original
                                                   of Stock at     Exercise                  Option Terms
                                     Number of       time of     Price at Time    New     Remaining at Date
                                      Options     Repricing or   of Repricing   Exercise   of Repricing or
         Name              Date      Repriced       Amendment    or Amendment    Price        Amendment

Vincent J. Liuzza, Jr.   6/12/97      10,000          $1.32          $2.00       $1.32    1 month
     "                   6/12/97      10,000          $1.32          $1.63       $1.32    1 year 2 months
     "                   6/12/97      40,000          $1.32          $2.00       $1.32    1 year 4 months
Elie V. Khoury           6/12/97         750          $1.32          $1.63       $1.32    2 months
     "                   6/12/97      20,000          $1.32          $1.63       $1.32    1 year 4 months
     "                   6/12/97       2,250          $1.32          $2.00       $1.32    1 year 4 months
     "                   6/12/97      10,000          $1.32          $1.44       $1.32    2 years 2 months
     "                   6/12/97      10,000          $1.32          $1.25       $1.32    3 years 2 months

      The Company did not grant any stock options or stock appreciation rights to Mr. Vincent J. Liuzza, Jr. during Fiscal 1997. The Company granted an option for 22,500 shares at $1.38 per share to Mr. Elie V. Khoury during Fiscal 1997, resulting from his becoming President and Chief Operating Officer.


Aggregated  Stock  Option Exercises and Fiscal Year-Ended  Option
Values

      The following table sets forth information concerning stock options which were exercisable during Fiscal 1997 by Messrs. Vincent J. Liuzza, Jr., and Elie V. Khoury and the total number and value of unexercised options held by each such person at June 29, 1997, separately identifying unexercisable and exercisable options at June 29, 1997. No stock appreciation rights have ever been granted to any of the named executive officers.

                                           Number of Shares
                                             Underlying           Value of
                                             Unexercised       Unexercised In-
                       Shares                 Options at      The-Money Options
                       Acquired              June 29, 1997     at June 29, 1997
                          on      Value       Exercisable/       Exercisable/
Name                   Exercise  Realized    Unexercisable      Unexercisable

Vincent J. Liuzza, Jr.     0        $0          60,000/0             $0/$0
Elie V. Khoury             0        $0          25,000/0             $0/$0
__________________

Compensation of Directors

     Directors of the Company are not paid fees for attendance at meetings of the Board of Directors or any other cash compensation for serving as directors. Under the 1993 Stock Option Plan, the non-employee directors of the Company shall receive stock options to purchase 800 shares of Common Stock at its fair market value on the day immediately following the Annual Meeting (provided such directors are re-elected). Furthermore, under the 1993 Stock Option Plan, a new non-employee director would receive an option to purchase 15,000 (rather than 800) shares of Common Stock on the day after his or her initial appointment as a director of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

      Section  16(a)  of  the Securities  Exchange  Act  of  1934
requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, i.e., the Company's Common Stock ("10% Shareholders"), to file reports of ownership and reports of changes in ownership of such securities with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from July 1, 1996, to June 29, 1997, all of its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements.


                      SHAREHOLDER PROPOSALS

                       1998 ANNUAL MEETING


      A shareholder who intends to present a proposal, which relates to a proper subject for shareholder action, at the 1998 Annual Meeting of Shareholders and who wishes such proposal to be considered for inclusion in the Company's proxy materials for such meeting must cause such proposal to be received, in proper form, at the Company's principal executive offices no later than June 20, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Company to the attention of its President.


             METHODS AND COST OF SOLICITING PROXIES

     The Proxy enclosed with this Proxy Statement is solicited by and on behalf of the Board of Directors of the Company. In addition to use of the mail, Proxies may be solicited by personal interview and telephone. Directors, executive officers or employees of the Company who may solicit Proxies by such methods are not paid additional remuneration therefor. The cost of solicitation, including the cost of preparation, printing and mailing, is being paid by the Company.


                              BY ORDER OF THE BOARD OF DIRECTORS:

                                Thomas J. Grace, Secretary


Dated:  October 27, 1997


                           CUCOS INC.
                              PROXY
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints Thomas J. Grace and Vincent J. Liuzza, Jr., and each of them, as proxies for the undersigned, with full power of substitution to vote all of the undersigned's shares of common stock, no par value, of Cucos Inc. at the Annual Meeting of Shareholders on December 11, 1997 (and any adjournments thereof), as instructed herein with respect to the matters herein set forth. The undersigned acknowledges receipt of the Company's Notice of Meeting and Proxy Statement October 27, 1997.

           CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-----------------------------------------------------------------
                          -------------


MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS

1. Directors                  Election of Frank J. Ferrara, Thomas J. Grace,
                              Elie V. Khoury, David M. Liuzza,
                              Vincent J. Liuzza, Jr., Sidney C.
                              Pulitzer and Miguel Uria

  FOR all     WITHHOLD        INSTRUCTIONS:  To withhold authority
 nominees     AUTHORITY       to vote for any individual nominee,
  listed      (to vote        write the nominee's name here:
(except as     for all
 indicated    nominees        _____________________________________
  to the       listed)        _______
 contrary)

2. Approving and ratifying the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 28, 1998.

     FOR          AGAINST        ABSTAIN
    /  /           /  /            /  /


                                        This   Proxy  when  properly
                                        executed  will be  voted  as
                                        directed  upon  the  matters
                                        set  forth  on the  reverse.
                                        If     no    direction    is
                                        indicated,  this Proxy  will
                                        be  voted "FOR" the nominees
                                        for  election to  the  Board
                                        of  director's named on  the
                                        reverse  and "FOR"  proposal
                                        2.    This   Proxy   confers
                                        discretionary         voting
                                        authority  as  to  al  other
                                        matters  which may  properly
                                        come   before   the   Annual
                                        Meeting.

                                        DATE:
                                        ________________________,1997

                                        ___________________________
                                        ___________________________
                                              SIGNATURE(S)
PLEASE MARK, SIGN, DATE AND RETURN OUR  Executors,   Administrators,
  PROXY IN THE ACCOMPANYING ENVELOPE    Trustees,  etc. should  give
WHICH REQUIRES NO POSTAGE IF MAILED IN  full title.
          THE UNITED STATES.
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                          -------------
                     -FOLD AND DETACH HERE-